Exhibit 99.2

Easterly Government Properties, Inc.

Introduction to the Unaudited Pro Forma Consolidated Financial Statements

The unaudited pro forma consolidated financial statements (including notes thereto) of Easterly Government Properties, Inc. (the “Company”) are qualified in their entirety and should be read in conjunction with the consolidated financial statements for the fiscal year ended December 31, 2016, and related notes thereto, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the U.S. Securities and Exchange Commission (the “ SEC”) on March 2, 2017 and the consolidated financial statements for the three months ended March 31, 2017, and related notes thereto, included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 filed with the SEC on May 9, 2017.

On June 1, 2017, the Company, through a wholly-owned subsidiary of its operating partnership, Easterly Government Properties LP (the “Operating Partnership”), acquired the Department of Veterans Affairs (VA) Ambulatory Care Center located in Loma Linda, California (“VA – Loma Linda”) by acquiring 100% of the membership interest of WI Loma Linda, LLC from an unrelated third party. VA – Loma Linda is a 327,614 rentable square foot state-of-the-art ambulatory care facility, constructed in 2016 and 100% leased to the Department of Veterans Affairs (“VA”). VA – Loma Linda had an aggregate purchase price of $212.6 million which was funded by a $175.0 million private placement, $26.3 million credit facility draws and cash on hand. Subsequent to closing the Company, through a wholly-owned subsidiary of the Operating Partnership, entered into a $127.5 million mortgage loan secured by VA – Loma Linda and used the proceeds to pay down the Company’s senior unsecured revolving credit facility.

The unaudited pro forma consolidated balance sheet as of March 31, 2017, reflects the financial position of the Company as if the acquisition of VA – Loma Linda had been completed on March 31, 2017. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2016 and the three months ended March 31, 2017 are presented as if the acquisition of VA – Loma Linda by the Company had occurred on May 27, 2016, the date of lease commencement.

In management’s opinion, all adjustments necessary to reflect the acquisition of VA – Loma Linda have been made.

The unaudited pro forma consolidated financial statements as of March 31, 2017 and for the year ended December 31, 2016 and the three months ended March 31, 2017 are not necessarily indicative of what the Company’s actual financial condition would have been at March 31, 2017 or what the Company’s actual results of operations would have been assuming the transactions had occurred as of May 27, 2016, nor do they purport to represent our financial condition or results of operation for future periods.

Easterly Government Properties, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

As of March 31, 2017

(Amounts in thousands, except share amounts)

	Easterly Government Properties, Inc.	VA - Loma Linda	Company Pro Forma
	(A)	(B)
Assets
Real estate properties, net	$928,855	$189,833	$1,118,688
Cash and cash equivalents	5,241	(5,241)	—
Restricted cash	2,005	1,495	3,500
Deposits on acquisitions	8,750	(7,500)	1,250
Rents receivable	7,913	—	7,913
Accounts receivable	5,740	330	6,070
Deferred financing, net	1,652	—	1,652
Intangible assets, net	111,195	22,790	133,985
Interest rate swaps	3,893	—	3,893
Prepaid expenses and other assets	3,327	93	3,420
Total assets	$1,078,571	$201,800	$1,280,371
Liabilities
Revolving credit facility	158,167	(106,167)	52,000
Term loan facility, net	99,097	—	99,097
Notes payable, net	—	173,633	173,633
Mortgage notes payable, net	80,054	125,487	205,541
Intangible liabilities, net	40,629	—	40,629
Accounts payable and accrued liabilities	12,622	8,847	21,469
Total liabilities	390,569	201,800	592,369
Equity
Common stock, par value $0.01, 200,000,000 shares authorized, 36,991,430 shares issued and outstanding at March 31, 2017.	370	—	370
Additional paid-in capital	599,233	—	599,233
Retained earnings	2,805	—	2,805
Cumulative dividends	(51,671)	—	(51,671)
Accumulated other comprehensive income	3,134	—	3,134
Total stockholders' equity	553,871	—	553,871
Non-controlling interest in Operating Partnership	134,131	—	134,131
Total equity	688,002	—	688,002
Total liabilities and equity	$1,078,571	$201,800	$1,280,371

The accompanying notes are an integral part of these consolidated financial statements.

Easterly Government Properties, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Three Months Ended March 31, 2017

(Amounts in thousands, except share and per share amounts)

	Easterly Government Properties, Inc.	VA - Loma Linda	Other Adjustments		Company Pro Forma
	(AA)	(BB)
Revenues
Rental income	$26,020	$3,653	$—		$29,673
Tenant reimbursements	3,628	95	—		3,723
Other income	239	3	—		242
Total revenues	29,887	3,751	—		33,638
Operating expenses
Property operating	6,349	339	—		6,688
Real estate taxes	2,735	413	—		3,148
Depreciation and amortization	13,060	—	1,405	(CC)	14,465
Acquisition costs	532	—	—		532
Corporate general and administrative	3,444	—	—		3,444
Total expenses	26,120	752	1,405		28,277
Operating income	3,767	2,999	(1,405)		5,361
Other (expenses) / income
Interest expense, net	(2,417)	—	(2,334)	(DD)	(4,751)
Net income (loss)	1,350	2,999	(3,739)		610
Non-controlling interest in Operating Partnership	(266)	—	146	(EE)	(120)
Net income (loss) available to Easterly Government Properties, Inc.	$1,084	$2,999	$(3,593)		$490
Net income (loss) available to Easterly Government Properties, Inc. per share:
Basic	$0.03				$0.01
Diluted	$0.03				$0.01
Weighted-average common shares outstanding
Basic	36,891,595				36,891,595
Diluted	39,143,887				39,143,887

The accompanying notes are an integral part of these consolidated financial statements.

Easterly Government Properties, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2016

(Amounts in thousands, except share and per share amounts)

	Easterly Government Properties, Inc.	VA - Loma Linda*	Other Adjustments		Company Pro Forma
	(AA)	(BB)
Revenues
Rental income	$93,364	$8,720	$—		$102,084
Tenant reimbursements	10,647	368	—		11,015
Other income	607	28	—		635
Total revenues	104,618	9,116	—		113,734
Operating expenses
Property operating	21,078	837	—		21,915
Real estate taxes	9,896	1,005	—		10,901
Depreciation and amortization	46,643	—	3,356	(CC)	49,999
Acquisition costs	1,798	—	—		1,798
Corporate general and administrative	12,289	—	—		12,289
Total expenses	91,704	1,842	3,356		96,902
Operating income	12,914	7,274	(3,356)		16,832
Other (expenses) / income
Interest expense, net	(8,177)	—	(5,571)	(DD)	(13,748)
Net income (loss)	4,737	7,274	(8,927)		3,084
Non-controlling interest in Operating Partnership	(1,322)	—	461	(EE)	(861)
Net income (loss) available to Easterly Government Properties, Inc.	$3,415	$7,274	$(8,466)		$2,223
Net income (loss) available to Easterly Government Properties, Inc. per share:
Basic	$0.11				$0.07
Diluted	$0.10				$0.07
Weighted-average common shares outstanding
Basic	30,645,279				30,645,279
Diluted	32,372,538				32,372,538

* The VA - Loma Linda lease commenced on May 27, 2016, upon completion of construction. As such the statement of revenues and certain expenses for the period ended December 31, 2016 reflects operations for the period from May 27, 2016, the date of commencement of the lease, through December 31, 2016.

The accompanying notes are an integral part of these consolidated financial statements.

Easterly Government Properties, Inc.

Notes to the Unaudited Pro Forma Consolidated Financial Statements

1.	Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet

The adjustments to the unaudited pro forma consolidated balance sheet as of March 31, 2017 are as follows:

(A)	Reflects the unaudited consolidated balance sheet of Easterly Government Properties, Inc. as of March 31, 2017.
(B)

Reflects the acquisition of VA – Loma Linda which closed on June 1, 2017. This acquisition was funded by a $127.5 million mortgage loan net of $2.0 million in deferred financing fees, $175.0 million private placement net of $1.4 million in deferred financing fees and cash on hand with $106.2 million of such aggregate proceeds used to pay down the Company’s senior unsecured revolving credit facility. The following pro forma adjustments are necessary to reflect the initial allocation of the estimated purchase price of this acquisition. The allocation of purchase price shown in the table below is based on the Company’s best estimate and is subject to change based on the final determination of the fair value of assets and liabilities acquired.

Real estate properties, net
Land	$12,476
Building	177,357
Total Real estate properties, net	$189,833
Intangible assets, net
In-place leases	$14,027
Acquired leasing commissions	8,763
Total Intangible assets, net	$22,790

2.	Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations

The adjustments to the unaudited pro forma consolidated statements of operations for the three months ended March 31, 2017 and for the year ended December 31, 2016 are as follows:

(AA)	Reflects the historical results of Easterly Government Properties, Inc. for the three months ended March 31, 2017 (unaudited) and year ended December 31, 2016, respectively.
(BB)	Reflects the statement of revenues and certain expenses of VA – Loma Linda for the three months ended March 31, 2017 (unaudited) and period ended December 31, 2016, respectively.
(CC)

The pro forma adjustment for depreciation expense is based on the Company’s basis in the assets that would have been recorded assuming VA – Loma Linda was acquired on May 27, 2016, the date of lease commencement. Depreciation and amortization amounts were determined in accordance with the Company’s policies and are based on management’s evaluation of the estimated useful lives of the properties and intangibles. The amounts allocated to buildings are depreciated over 40 years. The amounts allocated to lease intangibles are amortized over the remaining life of the related leases.

(DD)

Reflects the additional estimated interest expense assuming VA – Loma Linda was acquired on May 27, 2016, the date of lease commencement. The table below provides a summary of interest bearing debt used to finance VA – Loma Linda:

	Fixed/ Floating	Interest Rate	Principal Balance
Notes payable, net
Series A	Fixed	4.05%	$95,000
Series B	Fixed	4.15%	$50,000
Series C	Fixed	4.30%	$30,000
Mortgage notes payable, net	Fixed	3.59%	$127,500
Revolving credit facility	Floating	2.31%	$(106,167)
(EE)	Non-controlling interest in Operating Partnership is adjusted based on the additional pro forma earnings due to the acquisition of VA – Loma Linda.